Exhibit 1


GRAPHIC LOGO OMITTED


SADIA DIVULGA SEU FATURAMENTO BRUTO NO MERCADO INTERNO, EXTERNO E TOTAL DE OUTUBRO DE 2002.


                                          SADIA S.A. - Consolidado
                                        Leg. Societaria (em R$ milhoes)
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RECEITA OPERACIONAL BRUTA            Acumulado (Janeiro a Outubro)                  Outubro
                                     2002          2001        VAR%        2002        2001      VAR%
---------------------------------------------------------------------------------------------------------
VENDAS DE PRODUTOS E MERCADORIAS    3.690,2       3.244,4      13,7%      384,9       396,6     (3,0%)

        Mercado Interno             2.151,4       1.999,3       7,6%      241,9       229,8      5,3%

        Mercado Externo             1.538,8       1.245,1      23,6%      143,0       166,8    (14,3%)

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
Nota: Informacoes nao auditadas.



                SADIA INFORMS ITS GROSS OPERATING REVENUE FROM BOTH DOMESTIC AND EXPORT SALES
                                        AND TOTAL REVENUES FOR OCTOBER 2002.
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                                          SADIA S.A. CONSOLIDATED
                                        Corporate Law (in R$million)
---------------------------------------------------------------------------------------------------------
                                     YTD (January through October)                  October
 GROSS OPERATING REVENUE         ------------------------------------------------------------------------
                                     2002          2001        VAR%        2002        2001      VAR%
---------------------------------------------------------------------------------------------------------
TOTAL SALES                         3,690.2       3,244.4      13.7%      384.9       396.6     (3.0%)

        Domestic Market             2,151.4       1,999.3       7.6%      241.9       229.8      5.3%

        Exports                     1,538.8       1,245.1      23.6%      143.0       166.8    (14.3%)

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Note: Unaudited Information